As filed with the Securities and Exchange Commission on July 24, 2002
Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WESTSPHERE ASSET CORPORATION INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization	98-0233968 (I.R.S. Employer Identification Number)

1528-9 Avenue S.E.
Calgary, Alberta Canada T2G 0T7
(Address of Principal Executive Offices) (Zip Code)

YEAR 2002 STOCK AWARD PLAN
(Full Title of the Plan)

Mr. W. Scott Lawler, Esq.
1530 9th Avenue, S.E.
Calgary, Alberta Canada T2G 0t7
(Name and Address of Agent for Service)

(403) 693-8003
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock no par value	7,500,000	$0.03	$225,000	$20.69
Total	7,500,000	$0.03	$225,000	$20.69

  Pursuant to Rule 457(c) and (h)(1), the proposed maximum offering price per share and the proposed maximum offering price have been calculated on the basis of the average bid and asking price for the Registrant's common stock within the last 5 days.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act"), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Westsphere Asset Corporation Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

    The audited consolidated financial statements of the Registrant and its Subsidiaries contained in the Annual Report on Form 10-KSB for the period ending December 31, 2001, filed on April 15, 2002, by the Registrant under Rule 424(b) (File No. 0- 32051).

    The Registrant's Quarterly Report on Form 10-QSB for the Quarterly Period ended March 31, 2002, (File No. 0-32051).

    The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB -12G (File No. 000-32051) filed on December 1, 2000, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The consolidated financial statements of the Registrant as of December 31, 2001, have been incorporated by reference in this Registration Statement in reliance upon the report of Miller & McCollom, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Miller & McCollom audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4. Description of Securities

Inapplicable.

Item 5. Interests of Named Experts and Counsel

Inapplicable.

Item 6. Indemnification of Directors and Officers

Sections 7-109-102 and 7-109-107 of the Colorado General Corporate Law provides that a corporation may indemnify directors and officers, as well as employees, fiduciaries and agents, against reasonable expenses actually incurred by any such person in connection with any proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Colorado General Corporate Law provides that Section 7-109-107 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, general or specific action of the board of directors or shareholders or by contract. Article X of the Registrant's Articles of Incorporation and Article V of the Registrant's Bylaws provide for indemnification by the Registrant of its directors, officers, employees, fiduciaries and agents to the fullest extent permitted by the Colorado General Corporate Law.

The Registrant has not, as of this time, obtained any directors' and/or officers' insurance providing for indemnification of the Registrant's directors, officers and/or employees for certain liabilities, but it expects to do so in the future.

The Registrant has not entered into any indemnification agreements with any of its current or past directors or officers providing for indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7. Exemption From Registration Claimed

Inapplicable.

Item 8. Exhibits

Exhibit

Number Description

5.1 Opinion of W. Scott Lawler, Esq.

23.1 Consent of W. Scott Lawler, Esq. (included in Exhibit 5.1 to this Registration Statement).

23.2 Consent of Miller & McCollom

24 Powers of Attorney (included on page 5).

99.1 Year 2002 Employees Stock Option and Stock Award Plan

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or event arising out of the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(iv) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta Canada, on the 23rd day of July, 2002.

WESTSPHERE ASSET CORPORATION INC.

(Registrant)

/s/ Douglas Mac Donald
By: Douglas Mac Donald
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Douglas Mac Donald and W. Scott Lawler, Esq., as true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or their respective substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, who constitute the entire board of directors.
Signature	Capacity	Date
/s/Douglas MacDonald Douglas Mac Donald	President and Board of Directors	July 23, 2002
/s/ Kim Law Kim Law	Principal Financial and Accounting Officer	July 23, 2002
/s/ Robert L. Robins Robert L. Robins	Board of Directors	July 23, 2002
_______________ Bernd Reuscher	Board of Directors	July __, 2002
/s/ L.Roy Queen L. Roy Queen	Board of Directors	July 23, 2002

EXHIBIT INDEX

Exhibit
Number Description

5.1 Opinion of W. Scott Lawler, Esq.

23.1 Consent of W. Scott Lawler, Esq. (included in Exhibit 5.1 to this Registration Statement).

23.2 Consent of Miller & McCollom

24 Powers of Attorney (included on page 5 of this Registration Statement).

99.1 Year 2002 Employees Stock Option and Stock Award Plan

EXHIBIT 5.1

July 15th, 2002

Westsphere Asset Corporation Inc.
1528-9 Avenue S.E.
Calgary, Alberta Canada T2G OT7

Re: Registration Statement on Form S-8 - Westsphere Asset Corporation Inc. Year 2002 Stock Award Plan

Ladies and Gentlemen:

At your request, I am rendering this opinion in connection with the proposed issuance, pursuant to the Westsphere Asset Corporation Inc. Year 2002 Stock Award Plan (the "Plan"), of up to 7,500,000 shares (the "Shares") of common stock, no par value ("Common Stock"), of Westsphere Asset Corporation Inc., a Colorado corporation (the "Company").

I have examined instruments, documents and records, which are deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, I am of the opinion that the Shares issuable by the Company pursuant to the Plan, when issued in accordance with the provisions of the Plan and the stock option agreements entered into thereunder and in the manner referred to in the prospectus associated with the Registration Statement on Form S-8, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

I express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Colorado, and the opinions herein as to such law are based solely on our review of standard compilations of the official statutes of the State of Colorado.

This opinion is rendered solely for your use as an exhibit to the Registration Statement on Form S-8 and may not be relied upon for any other purpose. I disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ W. Scott Lawler, Esq.

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Westsphere Asset Corporation Inc. of our report dated April 10, 2001, relating to the consolidated financial statements of Westsphere Asset Corporation Inc. and Subsidiaries as of December 31, 2001.

/s/ Miller and McCollom
Miller and McCollom
Certified Public Accountants

4350 Wadsworth Boulevard, Suite 300
Wheat Ridge Colorado 80033
July 19, 2002

EXHIBIT 99.1

WESTSPHERE ASSET CORPORATION
YEAR 2002
STOCK AWARD PLAN

WESTSPHERE ASSET CORPORATION INC.

2002 STOCK AWARD PLAN

1. Definitions.

Each of the following terms shall have the respective meanings set forth below for purposes of this Plan, whether employed in the singular or plural unless the particular context in which said term is used clearly indicates otherwise:

    "Option" shall mean the right to purchase a specified number of shares of the Common Stock pursuant to the terms and conditions set forth in this Plan.

    "Optionee" shall mean the recipient of Options hereunder. Any reference herein to the employment or consultancy of an Optionee by the Company shall include Optionee's employment or consultancy by the Company or its subsidiaries, if any.

    "Effective Date" shall mean as of July 23rd, 2002.

    "Plan Termination Date" shall mean the date upon which this Plan terminates.

2. Purpose.

The purpose of the Westsphere Asset Corporation Inc. 2002 Stock Award Plan (this "Plan") is to give Westsphere Asset Corporation Inc. (the "Company") the ability to settle certain debts owed by the Company and its subsidiaries. The term "subsidiary" as used in this Plan shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

3. Administrator of this Plan.

    Subject to the provisions of Section 5, this Plan shall be administered by the Board or by an Administrator of the Board (in either case, hereinafter referred to as the "Administrator"). The Administrator, if so appointed, may adopt such rules and regulations as he or she shall deem appropriate concerning this Plan, the Options and the stock awards, and make all other determinations necessary or advisable for administering this Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of Options to be included in the grants, the length of time the Options are exercisable, the number of Options which shall be treated as incentive stock options, the Option exercise price, and any vesting schedule with respect to the Options. All determinations and interpretations by the Administrator shall be binding and conclusive upon all parties.

    Each grant or award made pursuant to this Plan shall be evidenced by an Option Agreement or Award Agreement (the "Agreement"). No person shall have any rights under any option, restricted stock or other award granted under this Plan unless and until the person to whom such option, restricted stock or other award shall be granted shall have executed and delivered an Agreement to the Company. The Administrator shall prescribe the form of all Agreements. A fully executed counterpart of the Agreement shall be provided to both the Company and the recipient of the grant or award.

    The Company shall indemnify and hold harmless the Directors and the Administrator from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, and/or criminal acts of such persons.

    4. Shares of Stock Subject to this Plan.

    The maximum number of shares of the voting common stock of the Company, no par value (the "Common Stock"), that may be optioned or awarded under this Plan is 7,500,000 shares, subject to adjustment as provided in Section 15 hereof. No Participant shall receive, over the term of this Plan, awards of free trading stock and restricted stock, awards in the form of stock appreciation rights or options, whether incentive stock options or options other than incentive stock options, to purchase more than 20 percent of the total shares of Common Stock authorized for issuance under this Plan. Any shares subject to an Option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under this Plan; provided, however, that forfeited shares shall not be available for further awards if the Participant has realized the benefits of ownership from such shares. Shares subject to this Plan may be either authorized and unissued shares or issued shares repurchased or otherwise acquired by the Company or its subsidiaries.

    5. Intentionally Left Blank.

    6. Eligibility.

    Employees, including officers, of the Company and its divisions and subsidiaries, consultants and others who provide bonafide services to the Company are eligible to be granted options, free trading stock, restricted stock and other awards under this Plan and to have their salaries, bonuses and/or consulting fees payable in free trading stock, restricted stock and other awards. The employees, and consultants who shall receive awards or options under this Plan, and the criteria to be used in determining the award to be made, shall be determined from time to time by the Administrator, in its sole discretion, from among those eligible, which may be based upon information furnished to the Administrator by the Company's management; and the Administrator shall determine, in its sole discretion, the number of shares to be covered by each award and option granted to each employee or consultant selected.

    7. Duration of this Plan.

    No award or option may be granted under this Plan after more than ten (10) years from the earlier of the date this Plan is adopted by the Board.

    8. Intentionally Left Blank.

    9. Terms and Conditions of Restricted Stock Awards.

    Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Administrator shall determine:

    Awards of restricted stock may be in addition to or in lieu of Option grants.

    Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Administrator at the time of each award of restricted stock. During a period set forth in the Agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the Option price pursuant to any Option granted under this Plan, provided an equal number of shares delivered to the Optionee shall carry the same restrictions as the shares so used.

    Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Administrator, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the Agreement, there is a "change in control" of the Company (as defined in such Agreement). The Administrator may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

    Unless and to the extent otherwise provided in the Agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Administrator, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the Agreement, a "change in control" of the Company (as defined in such Agreement), except to the extent the Administrator, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

    Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

    Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock.

    Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements as are specified in the applicable Agreement.

    10. Bonuses and Past Salaries and Fees Payable in Stock.

    In lieu of cash bonuses otherwise payable under the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in this Plan, the Administrator, in its sole discretion, may determine that such bonuses shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Administrator may determine in its sole discretion. The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, plus ten percent with fair market value determined as of such date in accordance with Section 8(e).

    In lieu of salaries and fees otherwise payable by the Company's to employees and consultants eligible to participate in this Plan that were incurred for services rendered during the years of 2001 and/or, the Administrator, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in Common Stock or partly in Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Administrator may determine in its sole discretion. The number of shares of Common Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided plus ten percent.

    11. Change in Control.

    Each Agreement may, in the sole discretion of the Administrator, provide that any or all of the following actions may be taken upon the occurrence of a change in control (as defined in the Agreement) with respect to the Company:

    acceleration of time periods for purposes of vesting in, or realizing gain from, or exercise of any outstanding Option or stock appreciation right or shares of restricted stock awarded pursuant to this Plan;

    offering to purchase any outstanding option or stock appreciation right or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Administrator, as of the date of the change in control; or

    making adjustments or modifications to outstanding options or stock appreciation rights or with respect to restricted stock as the Administrator deems appropriate to maintain and protect the rights and interests of the Participants following such change in control, provided, however, that the exercise period of any option may not be extended beyond 10 years from the date of grant.

    12. Transfer, Leave of Absence.

    For purposes of this Plan:

    transfer of an employee from the Company the division or subsidiary of the Company, whether or not incorporated, or vice versa, or from one division or subsidiary of the Company to another, and a leave of absence, duly authorized in writing by the Company or a subsidiary or division of the Company, shall not be deemed a termination of employment.

    13. Rights of Employees and Consultants.

    No person shall have any rights or claims under this Plan except in accordance with the provisions of this Plan and each Agreement.

    Nothing contained in this Plan and Agreement shall be deemed to give any employee or consultant the right to continued employment by the Company or its divisions or subsidiaries.

    14. Withholding Taxes.

    The Company shall require a payment from a Participant to cover applicable withholding for income and employment taxes upon the happening of any event pursuant to this Plan which requires such withholding. The Company reserves the right to offset such tax payment from any funds which may be due the Participant from the Company or its subsidiaries or divisions or, in its discretion, to the extent permitted by applicable law, to accept such tax payment through the delivery of shares of Common Stock owned by the Participant or by utilizing shares of the Common Stock which were to be delivered to the Participant pursuant to this Plan, having an aggregate fair market value, determined as of the date of payment, equal to the amount of the payment due.

    15. Adjustments.

    In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted appropriately by the Board, and, where deemed appropriate, the number of shares covered by outstanding stock options and stock appreciation rights outstanding and the number of shares of restricted stock outstanding, and the option price of outstanding stock options, shall be similarly adjusted. If another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Administrator. In the event of any other change affecting the shares of Common Stock available for awards under this Plan, such adjustment, if any, as may be deemed equitable by the Administrator, shall be made to preserve the intended benefits of this Plan giving proper effect to such event.

    16. Miscellaneous Provisions.

    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under this Plan. The expenses of this Plan shall be borne by the Company.

    The Administrator may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, the Code, federal and state securities laws and methods of withholding or providing for the payment of required taxes.

    If at any time the Administrator shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Administrator.

    By accepting any benefit under this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under this Plan by the Administrator, the Company or the Board.

    This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

    Administrator members exercising their functions under this Plan are serving as directors of the Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.

    17. Limits of Liability.

    Any liability of the Company or a subsidiary of the Company to any Participant with respect to any option or award shall be based solely upon contractual obligations created by this Plan and Agreement.

    Neither the Company nor a division or subsidiary of the Company, nor any member of the Administrator or the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in connection with this Plan, except as may expressly be provided by statute.

    18. Amendments and Termination.

    The Board may, at any time, amend, alter or discontinue this Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock, option, stock appreciation rights or stock bonus theretofore granted, without his or her written consent, or which, without the approval of the shareholders would:

    except as provided in Section 15, increase the maximum number of shares of Common Stock which may be issued under this Plan;

    except as provided in Section 15, decrease the option price of an Option (and related stock appreciation rights, if any) to less than 100% of the fair market value (as determined in accordance with Section 8(e)) of a share of Common Stock on the date of the granting of the Option (and related stock appreciation rights, if any);

    materially change the class of persons eligible to receive an award of restricted stock or options or stock appreciation rights under this Plan;

    extend the duration of this Plan; or

    materially increase in any other way the benefits accruing to Participants.

    19. Duration.

    This Plan shall be adopted by the Board and approved by the Company's shareholders and such regulatory bodies as may be necessary, which approvals must occur within the period ending twelve months after the date this Plan is adopted. Subject to such approvals, grants and awards may be made under this Plan between the date of its adoption and receipt of such approvals. This Plan shall terminate upon the earlier of the following dates or events to occur:

    upon the adoption of a resolution of the Board terminating this Plan;

    the date all shares of Common Stock subject to this Plan are purchased according to this Plan's provisions; or

    ten years from the date of adoption of this Plan by the Board.

No such termination of this Plan shall adversely affect the rights of any Participant hereunder and all options or stock appreciation rights previously granted and restricted stock and stock bonuses awarded hereunder shall continue in force and in operation after the termination of this Plan, except as they may be otherwise terminated in accordance with the terms of this Plan.

20. Other Compensation Plans.

This Plan shall not be deemed to preclude the implementation by the Company or its divisions or subsidiaries of other compensation plans which may be in effect from time to time, nor adversely affect any rights of Participants under any other compensation plans of the Company or its divisions or subsidiaries.

21. Non-Transferability.

No right or interest in any award granted under this Plan shall be assignable or transferable, except as set forth in this Plan and required by law, and no right or interest of any participant in any award shall be liable for, or subject to, any lien, obligation or liability except as set forth in this Plan or as required by law.